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Exhibit 13.4

CERTIFICATION PURSUANT TO 18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE U.S. SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of TAM Linhas Aéreas S.A. (the "Company") on Form 20‑F for the fiscal year ended December 31, 2008, as filed with the U.S. Securities and Exchange Commission on the date hereof, as amended by this Amendment No. 2 (the "Report"), I, Líbano Miranda Barroso, Chief Financial Officer, certify, pursuant to 18 U.S.C.  section 1350, as adopted pursuant to section 906 of the U.S. Sarbanes‑Oxley Act of 2002, that to the best of my knowledge:

(i)          the Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 8, 2010

By: /s/ Líbano Miranda Barroso
Líbano Miranda Barroso
Chief Financial Officer

AMR-249721-v7	80-20709718